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                                                                     EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                Telephone (415) 493-9300 Facsimile (415) 493-6811

                                October 14, 1997


Diamond Multimedia Systems, Inc.
2880 Junction Avenue
San Jose, CA 95134-1922

    Re: Registration Statement on Form S-8

Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 14, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of your Common Stock under the 1995 Employee Stock Purchase Plan and 225,000 shares of the Company's Common Stock reserved for issuance under an Officer's Grant. Such shares of Common Stock are referred to herein as the "Shares," and such officer's grant and plan are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

    It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant or purchase under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                         Very truly yours,
                                         WILSON SONSINI GOODRICH &ROSATI
                                         Professional Corporation

                                         /s/ Wilson Sonsini Goodrich & Rosati